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                                  Exhibit 99.1

Press Release
Source: Clarent Corporation

     Clarent Corporation Announces New Board Members and Changes to Senior
                                Management Team

REDWOOD CITY, Calif., January 8, 2002 - Clarent Corporation (NASDAQ: CLRNE) announced today the addition of two new members to its board of directors, J. Mark Hattendorf, and Tom Elliot, as well as several changes to its management team that have been instituted during the past several months. The company also estimates that revenues for the year ended December 31, 2001 will be in the range of approximately $60 to $65 million, and cash and cash equivalents at December 31, 2001 will be approximately $50 million.

New Additions:
Mr. Hattendorf brings over 30 years of financial and operational experience, having served most recently as COO of Questlink Technology. Mr. Hattendorf previously held CFO positions at several public and private companies including SpringStreet.com; Broderbund Software, Acclaim Entertainment and Prodigy Services. Mr. Elliot brings over 35 years of important business experience as well as knowledge of the cable industry, including being one of the founders of CableLabs, a cable industry research and development consortium of cable television system operators representing most of the cable subscribers in North America. Mr. Elliot previously spent numerous years in all phases of technical management at Telecommunications, Inc. ("TCI"). Their appointments underscore Clarent's commitment to effectively managing its business and capitalizing on growth markets.

The company has also taken steps to bolster its management team with several new appointments. Toward that end, Clarent has appointed John J. O'Shea as chief financial officer. Mr. O'Shea brings to Clarent more than 30 years of experience in startups and public companies and has held roles as chief financial and administrative officer for such telecommunications companies as Tvia, Inc., V-Bits, Inc., and Compression Labs, Inc.

Changes to Management Team:
Mike Vargo, previously the company's chief technology officer who had been serving as interim CEO, has stepped down, but will continue to serve in a technical advisory capacity to the board. The company's board has been in active discussions with prospective CEO candidates who are positioned to assume CEO responsibilities with minimal delay. To facilitate communication and coordination with the board prior to the appointment of the new CEO, the board has designated new board member, J. Mark Hattendorf, to assist in day-to-day communications between the board of directors andClarent's management team.

Clarent also announced a reorganization of its senior management team and the delegation of new responsibilities. In addition to Mr. O'Shea, the new management team includes:

Tuck Newport, vice president of sales and service- Currently responsible for Clarent's worldwide sales and service, Mr. Newport has over 20 years of leadership experience in developing and marketing software and network products for start-up enterprises and large corporations. He has founded and managed wireless data, enterprise software, and magazine publishing firms and before joining Clarent served as a vice president at VeriFone.

Elizabeth Cholawsky, vice president of marketing - Ms. Cholawsky is responsible for product strategy and planning, and for Clarent's global strategic marketing and branding initiatives. She leads a team of business development, product marketing, product management and marketing communications professionals. She has 20 years of leadership experience in high technology having held management positions with Voice Processing Corporation, Connected Systems, !hey, Inc., Digital Sound Corporation, Trinzic Corporation and Applied Expert Systems.

Tim Harris, vice president of human resources - With more than 30 years of experience in human resources, Mr. Harris currently manages the planning, development and implementation of Clarent's human resource activities. He served as the corporate vice president of administration for Adaptec, Inc., a global digital systems bandwidth manufacturer of hardware and software high-performance products, and as the senior vice president of human resources for Novell.


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David Emerson, general counsel - Emerson oversees all legal activity pertaining to Clarent, including commercial contracts and intellectual property matters. With eight years of practice in general business and corporate law, he most recently practiced law at Cooley Godward LLP, where he specialized in corporate and intellectual property law.

Steve Langion, vice president of research & development - Mr. Langion is responsible for driving the continued development and innovation of Clarent's softswitch and IP products. With over 20 years of experience in various engineering and development functions in the telecommunications field, he has a proven track record for creating and managing the successful delivery of complex, robust software systems and network management systems. Most recently, Mr. Langion was President and CEO of PEAK Software Solutions, and was responsible for the creation, direction, organization, operation and growth of the company and its software solutions.

Ron Elswick, vice president of operations - Mr. Elswick manages Clarent's worldwide operating infrastructure and information services areas to assure the company is well-positioned to take advantage of market opportunities. He has more than 40 years of experience in operations, manufacturing and engineering with the last 10 years spent as vice president of operations for telecommunications companies.

"We welcome the addition of Mark Hattendorf and Tom Elliot to our board, and we are confident that our expanded board and new management team will enable Clarent to continue to offer industry leading products and services, and provide world-class customer service to our customers around the world," said director William R. Pape. "We want to particularly express the company's gratitude to Mike Vargo for his tremendous commitment, dedication and service to Clarent, and we look forward to continuing to benefit from his knowledge and experience through his technical advisory role to the board."

Clarent also announced that Simon Wong, who became Clarent's CFO earlier last year, has decided to pursue other interests now that the Company's restatement process is in its final stages. "Simon has played a key role during our recent investigation and restatement process and we appreciate his dedication, hard work and important contributions to these efforts," said Mr. Pape. "Simon was also instrumental in supporting Clarent in its restructuring process last year," added Mr. Pape.

About Clarent
Clarent Corporation (Nasdaq: CLRNE) is a leading provider of voice solutions for next generation networks. Clarent's solutions enable service providers to deploy a converged network (voice, data and applications). Clarent solutions reduce costs and increase operating efficiencies while delivering innovative new services that allow end users to manage their communications. Founded in 1996, Clarent is headquartered in Redwood City, Calif. and has offices in Asia, Europe, Latin America and North America. For more information please visit www.clarent.com.

Forward Looking Statements
This release contains forward-looking statements that involve risks and uncertainties, including statements about Clarent's future growth and strategic goals. These statements involve risks and uncertainties, including potential issues relating to the Company's ability to manage the company as it completes its investigation and restated financial statements, and operate the company to achieve acceptable gross margins, retain customers, the ability of customers to pay Clarent, the regional concentration of revenue, ability to retain key employees, as well as uncertainties associated with the future development of the markets for IP-based communications and changes in the global economic market, government regulations, the international communications industry, technological changes and other factors, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Certain of these risks and uncertainties are described further in our periodic filings with the SEC.

Trademarks
Clarent and the Clarent logo, are trademarks or registered trademarks of Clarent Corporation in the United States and other jurisdictions. All other trademarks, registered trademarks and service marks are the property of their respective owners.